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                                  EXHIBIT 99.6

                          NOMINEE HOLDER CERTIFICATION

                       AMERICAN NATURAL ENERGY CORPORATION
                                 RIGHTS OFFERING
                     UP TO 6,616,414 SHARES OF COMMON STOCK





         THIS FORM IS TO BE USED ONLY BY NOMINEE HOLDERS OF THE COMMON STOCK OF AMERICAN NATURAL ENERGY CORPORATION ("COMMON STOCK") TO EXERCISE THE OVERSUBSCRIPTION PRIVILEGE WITH RESPECT TO RIGHTS AS TO WHICH THE BASIC SUBSCRIPTION PRIVILEGE WAS EXERCISED IN FULL. THE EXERCISE OF THE
OVERSUBSCRIPTION PRIVILEGE MUST BE EFFECTED BY THE DELIVERY OF THE SUBSCRIPTION WARRANT AND COMPLIANCE WITH OTHER APPLICABLE TERMS AND CONDITIONS OF THE RIGHTS OFFERING.

         THE TERMS AND CONDITIONS OF THE RIGHTS OFFERING ARE SET FORTH IN THE PROSPECTUS OF AMERICAN NATURAL ENERGY CORPORATION DATED [__________], 2004 (THE "PROSPECTUS") AND ARE INCORPORATED HEREIN BY REFERENCE. COPIES OF THE PROSPECTUS ARE AVAILABLE UPON REQUEST FROM COMPUTERSHARE INVESTOR SERVICES INC.

         THIS NOMINEE HOLDER CERTIFICATION IS VOID UNLESS RECEIVED BY COMPUTERSHARE INVESTOR SERVICES INC. WITH PAYMENT IN FULL PRIOR TO 5:00 P.M., NEW YORK CITY TIME, ON [_____________], 2004, UNLESS SUCH EXPIRATION DATE IS EXTENDED BY AMERICAN NATURAL ENERGY CORPORATION IN ITS SOLE DISCRETION.

1. The undersigned hereby certifies to American Natural Energy Corporation and Computershare Investor Services Inc., as the subscription agent, that it is a broker, dealer, commercial bank, trust company, or other nominee that held Common Stock on [__________], 2004 for the account of one or more beneficial owners. The undersigned also certifies that, on behalf of one or more of such persons, it has exercised the basic subscription privilege with respect to its rights (each term as described in the Prospectus) and delivered the subscription warrant evidencing such exercised rights to Computershare Investor Services Inc.

2. The undersigned hereby exercises the oversubscription privilege described in the Prospectus to purchase, to the extent available and subject to limitation and proration, upon the terms and conditions described in the Prospectus, [__________] shares of Common Stock, and certifies to American Natural Energy Corporation and Computershare Investor Services Inc. that the oversubscription privilege is being exercised for the account or accounts of persons (which may include the undersigned) on whose behalf all basic subscription privileges under the rights have been exercised in full in accordance with the procedures for exercise described in the Prospectus.

3. The undersigned understands that payment of the subscription price subscribed for pursuant to the basic subscription privilege and oversubscription privilege must be received by Computershare Investor Services Inc. before 5:00 p.m., New York City Time, on [__________], 2004, unless such expiration date is extended by American Natural Energy Corporation in its sole discretion, and represents that such payment, in the aggregate amount of $[____], payable in U.S. dollars, is being delivered to Computershare Investor Services Inc., or previously has been delivered to Computershare Investor Services Inc., by delivery of a certified check, bank check or draft or money order.


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4. The undersigned understands that, (i) in the event it is not allocated the full amount of shares under the oversubscription privilege exercise stated in paragraph 2 above, any excess payment will be mailed to it, without interest, by Computershare Investor Services Inc. as provided in the Prospectus, and (ii) if oversubscription requests exceed available shares, the available shares are to be allocated pro rata among the persons for whom the undersigned is exercising oversubscription privileges based on the maximum over-subscription privilege, as described in the prospectus.


Dated:_________________________________________________

Print Name of Nominee Holder

By:____________________________________________________

Print Signer's Name:___________________________________

Print Title:___________________________________________

Contact Name:__________________________________________

Contact Phone Number:__________________________________









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